                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HCA - THE HEALTHCARE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          HCA - THE HEALTHCARE COMPANY

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001
                             ---------------------

Dear Stockholder:

     On Thursday, May 24, 2001, HCA - The Healthcare Company will hold its 2001 annual meeting of stockholders at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee. The meeting will begin at 1:30 p.m., Central Daylight Time.

     Only stockholders that own our common stock at the close of business on March 30, 2001 can vote at this meeting. A list of our stockholders will be available at our principal executive offices at One Park Plaza, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals:

          1. To elect directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

          2. To approve the amended and restated HCA Employee Stock Purchase
     Plan;

          3. To ratify the appointment of Ernst & Young LLP as our independent auditors; and

          4. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

     Our 2000 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

     We anticipate that a large number of stockholders will attend the annual meeting. Please note that space limitations make it necessary to limit attendance to stockholders. Cameras and recording devices are not permitted at the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          John M. Franck II
                                          Vice President and Corporate Secretary

Nashville, Tennessee
April 16, 2001

                          HCA - THE HEALTHCARE COMPANY
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203

                          ---------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................     1
STOCK OWNERSHIP.............................................     5
ITEM 1 -- ELECTION OF DIRECTORS.............................     6
Information Concerning Director Nominees....................     7
Corporate Governance........................................     9
Section 16(a) Beneficial Ownership Reporting Compliance.....    11
Certain Legal Proceedings...................................    11
ITEM 2 -- APPROVAL OF THE AMENDED AND RESTATED HCA EMPLOYEE
          STOCK PURCHASE PLAN...............................    11
ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
          LLP AS OUR INDEPENDENT AUDITORS...................    13
Audit Committee Report for 2000.............................    13
ITEM 4 -- OTHER MATTERS.....................................    14
EXECUTIVE COMPENSATION......................................    15
Summary Compensation Table..................................    15
Option Grants During 2000...................................    16
Aggregate Option Exercises During 2000 and Fiscal Year-End
  Option Values.............................................    16
Directors' Compensation.....................................    17
Compensation Committee Report on Executive Compensation for
  2000......................................................    18
Employment, Severance and Change in Control Agreements......    19
Compensation Committee Interlocks and Insider
  Participation.............................................    19
Certain Relationships and Related Transactions..............    20
Company Stock Performance...................................    20
GENERAL INFORMATION.........................................    22
Annual Report...............................................    22
Additional Information......................................    22

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

1.  Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    A: At HCA's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, the approval of the amended and restated HCA Employee Stock Purchase Plan and the ratification of the appointment of our independent auditors. In addition, our management will make a presentation and respond to questions from stockholders.
--------------------------------------------------------------------------------

2.  Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

    A: This proxy statement was first mailed to stockholders on or about April
       16, 2001.
--------------------------------------------------------------------------------

3.  Q: WHO IS SOLICITING MY VOTE?

    A: This proxy solicitation is being made and paid for by HCA. In addition, we have retained Georgeson Shareholder to assist in the solicitation. We will pay Georgeson Shareholder approximately $11,000 plus out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies, by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.
--------------------------------------------------------------------------------

4.  Q: WHAT MAY I VOTE ON?

    A: - The election of fourteen directors to our board of directors;
       - The approval of the amended and restated HCA Employee Stock Purchase Plan; and
       - The ratification of the appointment of Ernst & Young LLP as our independent auditors.
--------------------------------------------------------------------------------

5.  Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

    A: The board recommends that you vote:

       - FOR each of the director nominees;
       - FOR the approval of the amended and restated HCA Employee Stock Purchase Plan; and
       - FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.
--------------------------------------------------------------------------------

6.  Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

    A: We do not know of any business to be considered at the 2001 annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Jack O. Bovender, Jr., our President and Chief Executive Officer, Robert A. Waterman, our Senior Vice President and General Counsel, and John M. Franck II, our Vice President and Corporate Secretary, to vote on such matters at their discretion.
--------------------------------------------------------------------------------

7.  Q: WHO IS ENTITLED TO VOTE?

    A: Only stockholders of record at the close of business on March 30, 2001
       (the record date) may vote at this meeting. As of the record date, there were approximately 516,221,000 shares of our voting common stock outstanding. The shares were held by approximately 16,600 holders of record. Every stockholder is entitled to one vote for each share of common stock the stockholder held as of the record date.
--------------------------------------------------------------------------------

8.  Q: CAN I VOTE THE SHARES I OWN UNDER HCA'S RETIREMENT PLANS ON THESE
       MATTERS?

    A: In accordance with the retirement plans, the shares held under those plans are voted at the direction of our retirement committee, which is made up of certain members of our management. Even though retirement plan participants will receive this proxy statement and our 2000 annual report to stockholders, those shares will be voted by the members of the retirement committee and not individual participants.
--------------------------------------------------------------------------------

9.  Q: HOW DO I VOTE?

    A: You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the three proposals. You have the right to revoke your proxy at any time before the meeting by:

       - notifying our Corporate Secretary, John M. Franck II, at One Park Plaza, Nashville, TN 32703;
       - voting in person; or
       - submitting a later-dated proxy card.
--------------------------------------------------------------------------------

10. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    A: If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held by your broker, often referred to as in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.
--------------------------------------------------------------------------------

11. Q: WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

    A: Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected. This means that the fourteen nominees receiving the greatest number of votes will be elected as directors. The other two proposals must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote.
--------------------------------------------------------------------------------

12. Q: WHAT IS A "QUORUM"?

    A: A "quorum" is a majority of the outstanding shares that are present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the meeting.
--------------------------------------------------------------------------------

13. Q: WHAT IF I ABSTAIN FROM VOTING?

    A: If you attend the meeting or send in your signed proxy card, but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the approval of the amended and restated HCA Employee Stock Purchase Plan or the ratification of Ernst & Young LLP as our independent auditors, your abstention will have the same effect as a vote against the respective proposal.
--------------------------------------------------------------------------------

14. Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET
       NAME)?

    A: If your shares are held by your broker, often referred to as in "street name," you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker will vote your shares at its discretion on your behalf. The New York Stock Exchange rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. When a broker does not indicate a vote on a proxy card because it is not permitted to do so in the absence of instruction by the beneficial owner, a broker non-vote has occurred.
--------------------------------------------------------------------------------

15. Q: WHAT IS THE EFFECT OF A BROKER NON-VOTE?

    A: Under the New York Stock Exchange rules, the three proposals described in this proxy statement are routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum.
--------------------------------------------------------------------------------

16. Q: WHO WILL COUNT THE VOTES?

    A: A representative of our transfer agent, National City Bank, will count the votes and act as an inspector of election.
--------------------------------------------------------------------------------

17. Q: WHO CAN ATTEND THE ANNUAL MEETING?

    A: Stockholders of record on March 30, 2001 may attend the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations make it necessary to limit attendance to stockholders. Cameras and recording devices are not permitted at the meeting.
--------------------------------------------------------------------------------

18. Q: HOW CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

    A: If you are unable to attend the meeting in person, we invite you to listen to the live Internet broadcast of our annual meeting. The live broadcast will begin at 1:30 p.m., Central Daylight Time, on May 24, 2001. To listen, simply log on to the web at http://www.videonewswire.com/HCA/052401/. Minimum requirements to listen to the broadcast are a sound card, the RealPlayer software, downloadable free from http://www.real.com/products/player/index.html, and at least a
       14.4 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webmaster@vdat.com.
--------------------------------------------------------------------------------

19. Q: WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2002 ANNUAL MEETING?

    A: Any stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to John M. Franck II, Corporate Secretary, HCA, One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on December 18, 2001.
--------------------------------------------------------------------------------

20. Q: WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

    A: Our certificate of incorporation contains an advance notice provision which requires that a stockholder's notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).
--------------------------------------------------------------------------------

21. Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

    A: We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, excluding certain of its exhibits, without charge to any stockholder who makes a written request to the Office of Investor Relations, HCA, One Park Plaza, Nashville, Tennessee 37203. The company's Annual Report on Form 10-K and various other filings also may be accessed on the world wide web at www.sec.gov.

                                STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 30, 2001 (unless otherwise noted), for:

     - certain benefit plans we sponsor that collectively own at least 5% of the outstanding shares of our common stock;

     - each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

     - each of our director nominees;

     - each of our executive officers named in the Summary Compensation Table;
       and

     - all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the tables are based on 516,221,000 voting shares outstanding as of March 30, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within 60 days of March 30, 2001 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors, executive officers and benefit plans listed below is c/o HCA, One Park Plaza, Nashville, Tennessee 37203.

NAME OF INDIVIDUAL OR NUMBER IN GROUP                         NUMBER OF SHARES      PERCENT
-------------------------------------                         ----------------      -------
FMR Corp....................................................     36,272,028(1)        7.0
HCA Stock Benefit Plans.....................................     32,290,733(2)        6.3
Capital Research and Management Company.....................     26,934,000(3)        5.2
Magdalena H. Averhoff, M.D..................................         32,587(4)          *
Jack O. Bovender, Jr........................................        573,634(5)          *
Richard M. Bracken..........................................        448,564(6)          *
J. Michael Cook.............................................         24,402(7)          *
Martin Feldstein............................................         25,484(8)          *
Thomas F. Frist, Jr., M.D...................................     17,230,644(9)        3.3
Frederick W. Gluck..........................................         25,484(10)         *
Jay Grinney.................................................        459,331(11)         *
Glenda A. Hatchett..........................................         16,831(12)         *
T. Michael Long.............................................         28,416(13)         *
John H. McArthur............................................         26,484(14)         *
Thomas S. Murphy............................................         29,184(15)         *
Kent C. Nelson..............................................         25,484(16)         *
Carl E. Reichardt...........................................        189,312(17)         *
Frank S. Royal, M.D.........................................        127,287(18)         *
Harold T. Shapiro...........................................             --(19)         *
Robert A. Waterman..........................................        373,092(20)         *
All directors and executive officers as a group (34
  persons)..................................................     23,503,373(21)       4.5

---------------

  *  Less than one percent.
 (1) This information is based upon a Schedule 13G filed on February 14, 2001 by FMR Corp. FMR Corp. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It reports sole voting power as to 5,120,355 shares and sole dispositive power as to 36,272,028 shares. FMR Corp.'s principal business office is located at 82 Devonshire Street, Boston, Massachusetts 02109.
 (2) Represents shares beneficially owned by employees participating in the HCA 401(k) Plan, EPIC Healthcare Group, Inc. Profit Sharing Plan and Healthtrust, Inc. 401(k) Retirement Program and voted at the direction of our retirement committee, which is composed of certain of our officers.
 (3) This information is based on a Schedule 13G filed on February 12, 2001 by Capital Research and Management Company. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It reports sole voting power as to no shares and sole dispositive power as to 26,934,000 shares. Capital Research and Management Company's principal business office is located at 333 South Hope Street, Los Angeles, CA 90071.
 (4) Includes 21,140 shares issuable upon exercise of options.
 (5) Includes 460,330 shares issuable upon exercise of options and 84 shares beneficially owned in employee plans but not voted by participant.
 (6) Includes 381,621 shares issuable upon exercise of options and 6,535 shares beneficially owned in employee plans but not voted by participant.
 (7) Includes 15,567 shares issuable upon exercise of options.
 (8) Includes 19,286 shares issuable upon exercise of options.
 (9) Includes 305,686 shares issuable upon exercise of options and 19,970 shares beneficially owned in employee plans but not voted by participant. Also includes 4,884,347 shares with respect to which Dr. Frist has sole voting and investment power and 12,020,641 shares with respect to which Dr. Frist has shared voting and investment power. Does not include 45,498 shares owned by Mrs. Frist on her own behalf, with respect to which Dr. Frist disclaims beneficial ownership.
(10) Includes 19,286 shares issuable upon exercise of options.
(11) Includes 416,235 shares issuable upon exercise of options and 38 shares beneficially owned in employee plans but not voted by participant.
(12) Includes 10,240 shares issuable upon exercise of options.
(13) Includes 21,140 shares issuable upon exercise of options.
(14) Includes 19,286 shares issuable upon exercise of options.
(15) Includes 19,286 shares issuable upon exercise of options.
(16) Includes 19,286 shares issuable upon exercise of options.
(17) Includes 21,140 shares issuable upon exercise of options.
(18) Includes 21,140 shares issuable upon exercise of options.
(19) Mr. Shapiro was named to our board of directors on March 22, 2001.
(20) Includes 332,746 shares issuable upon exercise of options and 84 shares beneficially owned in employee plans but not voted by participant.
(21) Includes 5,345,865 shares issuable upon exercise of options. Also includes 81,214 shares beneficially owned in employee plans but not voted by individual participants.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Prior to this year, our board of directors was divided into three classes. Beginning this year, our board of directors is not classified, consistent with an amendment to our certificate of incorporation adopted by our stockholders at the 1998 annual meeting. All directors will be elected at the annual meeting of stockholders. The current board of directors consists of fourteen directors. Fourteen directors will be elected at the annual meeting.

     We propose that the nominees listed below be elected as members of the board of directors at the annual meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2002 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the board of directors.

INFORMATION CONCERNING DIRECTOR NOMINEES

     Information concerning the nominees proposed by the board of directors for election is set forth below.

MAGDALENA H. AVERHOFF, M.D.
DIRECTOR SINCE 1992
AGE 50

     Magdalena H. Averhoff, M.D. is a physician specializing in gastroenterology. She has practiced in Miami, Florida since 1982. Dr. Averhoff also currently serves on the Board of Cedars Medical Center. She also has served as the Chairperson of the Performance Improvement Committee and the Credentials Committee at Cedars Medical Center. Dr. Averhoff has also served as the President of Victoria Hospital and the President and Chief of Staff of Cedars Medical Center. She also serves as a director of the South Florida Inner-City Games.

JACK O. BOVENDER, JR.
DIRECTOR SINCE 1999
AGE 55

     On January 8, 2001, Jack O. Bovender, Jr. was appointed our President and Chief Executive Officer. Mr. Bovender served as President and Chief Operating Officer of the company from August 1997 to January 2001. From April 1994 to August 1997, he was retired after serving as Chief Operating Officer of HCA-Hospital Corporation of America from 1992 until 1994. Prior to 1992, Mr. Bovender held several senior level positions with HCA-Hospital Corporation of America.

J. MICHAEL COOK
DIRECTOR SINCE 1999
AGE 58

     J. Michael Cook joined Deloitte & Touche LLP in 1964 and served as its Chairman and Chief Executive Officer from 1986 through May 1999. He is currently an independent Trustee of the Fidelity Group of Mutual Funds. He is Chairman Emeritus of Catalyst and is a director of The Dow Chemical Company, International Flavors & Fragrances and Rockwell International Corporation.

MARTIN FELDSTEIN
DIRECTOR SINCE 1998
AGE 61

     Martin Feldstein has served as a Professor of Economics at Harvard University since 1967. Dr. Feldstein also has served as the President and Chief Executive Officer of the National Bureau of Economic Research, a non-profit economic research firm since 1977, except for the period from August 1982 to July 1984 when he served as Chairman of the Council of Economic Advisors. Dr. Feldstein is a director of American International Group, Inc. and TRW Inc.

THOMAS F. FRIST, JR., M.D.
DIRECTOR SINCE 1994
AGE 62

     Thomas F. Frist, Jr., M.D. serves as an executive officer and the Chairman of our board of directors after stepping down as Chief Executive Officer in January 2001. Dr. Frist served as our Chief Executive Officer and Chairman from July 1997 to January 2001. Dr. Frist served as Vice Chairman of the board from April 1995 to July 1997 and as Chairman from February 1994 to April 1995. He was Chairman, Chief Executive Officer and President of HCA-Hospital Corporation of America from 1988 to February 1994.

FREDERICK W. GLUCK
DIRECTOR SINCE 1998
AGE 65

     Frederick W. Gluck has served as a senior counselor to McKinsey & Company, Inc., an international consulting firm, since July 1998. He worked with Bechtel Group, Inc. from February 1995 to July 1998, serving as its Vice Chairman and Director from January 1996 to July 1997. Mr. Gluck held various positions with McKinsey & Company from 1968 to 1995. During this period he led the firm as managing director for six years. Mr. Gluck also is currently a director of Amgen Inc., New York Presbyterian Hospital, Thinking Tools, Inc., CrossWorlds Software, Inc. and Scient Corporation.

GLENDA A. HATCHETT
DIRECTOR SINCE 2000
AGE 49

     Glenda A. Hatchett currently hosts a nationally syndicated television court show, "Judge Hatchett." Ms. Hatchett served as the Chief Judge of Fulton County Juvenile Court from 1991 until May 1999. Ms. Hatchett served as Judge of Fulton County Juvenile Court from 1990 until 1991. Prior to that time, Ms. Hatchett held various leadership positions with Delta Air Lines, Inc.'s legal and public relations departments. Ms. Hatchett is also a director of The ServiceMaster Company and The Gap, Inc.

T. MICHAEL LONG
DIRECTOR SINCE 1991
AGE 57

     T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm. Mr. Long has been employed by Brown Brothers Harriman & Co. for more than the past five years where he is the co-manager of the 1818 Fund II, L.P. and the 1818 Fund III, L.P. Mr. Long also is a director of Gulf Canada Resources, Ltd., Gulf Indonesia Resources, Ltd., Nobel Biocare AB, Vaalco Energy, Inc., CMSI, Inc., Genessee & Wyoming, Inc. and MedSource Technologies, Inc. He also serves as a Trustee of Upper Canada College Educational Fund, Inc.

JOHN H. MCARTHUR
DIRECTOR SINCE 1998
AGE 67

     John H. McArthur served as Dean of the Faculty of the Harvard University Graduate School of Business Administration from 1980 to 1995. He was on the faculty of the Harvard Business School from 1962 to 1980. Mr. McArthur currently serves as Senior Advisor to the President of the World Bank. Mr. McArthur is also a director of Ardais Corporation, AES Corporation, BCE Inc., BCE Emergis Inc., Cabot Corporation, e-Rewards, Inc., Glaxo SmithKline plc, Telset Canada, Rohm and Haas Company, Koc Holdings, A.S. and Springs Industries, Inc.

THOMAS S. MURPHY
DIRECTOR SINCE 1998
AGE 75

     Thomas S. Murphy served as the Chairman and Chief Executive Officer of Capital Cities/ABC, Inc. from 1966 to 1990 and from February 1994 until his retirement in February 1996. Mr. Murphy is also a director of The Walt Disney Company and Doubleclick Inc. He also serves as Chairman of the Board of Trustees for Save the Children.

KENT C. NELSON
DIRECTOR SINCE 1998
AGE 62

     Kent C. Nelson served as Chairman and Chief Executive Officer of United Parcel Service Inc. from November 1989 to December 1996. Mr. Nelson held various positions with United Parcel Service Inc. over a 37-year period. Mr. Nelson is currently a director of United Parcel Service Inc. and a member of the Boards of the CDC Foundation and United Way of America. He also serves on the Boards of Trustees of Emory University's Carter Center and the Ball State University Foundation. In addition, Mr. Nelson is the current Chairman of the Annie E. Casey Foundation Board.

CARL E. REICHARDT
DIRECTOR SINCE 1994
AGE 68

     Carl E. Reichardt served as the Chairman and Chief Executive Officer of Wells Fargo & Company and its subsidiary, Wells Fargo Bank, N.A. from 1983 to December 1994. Mr. Reichardt is currently a director of ConAgra, Inc., Ford Motor Company, HSBC Holdings plc, PG&E Corporation, McKesson HBOC, Inc. and Newhall Management Corporation. Newhall Management Corporation is the managing partner of the Newhall Land & Farming Company, a California limited partnership.

FRANK S. ROYAL, M.D.
DIRECTOR SINCE 1994
AGE 60

     Frank S. Royal, M.D. is a physician who has been practicing in Richmond, Virginia for over 21 years. Dr. Royal served as President and Chairman of the National Medical Association. Dr. Royal is a director of Chesapeake Corporation, CSX Corporation, Dominion Resources, Inc. and SunTrust Banks, Inc. He also serves as Chairman of the Boards of Trustees of Meharry Medical College and Virginia Union University.

HAROLD T. SHAPIRO
DIRECTOR SINCE 2001
AGE 65

     Harold T. Shapiro has served as the President of Princeton University since January 1988. Mr. Shapiro served as the President of the University of Michigan from 1980 to 1987. Mr. Shapiro is currently the chairman of the National Bioethics Advisory Commission and the Alfred P. Sloan Foundation. Mr. Shapiro co-chairs New Jersey's Edison Partnership and serves on the board of directors of The Dow Chemical Company, the University of Pennsylvania Medical Center and the Robert Wood Johnson Medical School.

CORPORATE GOVERNANCE

     Our business is managed under the direction of the board of directors. Our board delegates the conduct of the business to our senior management team.

     During 2000, our board of directors held seven meetings. All incumbent directors attended at least seventy-five percent of the board meetings and meetings of the committees of the board on which the director served. Our Chairman usually proposes the agenda for the meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the board's discussion of these presentations.

     Directors have regular access to senior management. They may also seek independent, outside advice. The board considers all major decisions. The board has established six standing committees so that certain areas can be addressed in more depth than may be possible at a full board meeting.

     Audit Committee. Members of the audit committee are Carl E. Reichardt (Chairman), Martin Feldstein and Frederick W. Gluck, none of whom are our officers or employees and all of whom are "independent" within the meaning of the New York Stock Exchange's new rules. This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent auditors before its commencement, reviews the results of the audit and reviews the types of services for which we retain independent auditors. In 2000, this committee met 9 times.

     Compensation Committee. Members of the compensation committee are Frank S. Royal, M.D. (Chairman), J. Michael Cook, Frederick W. Gluck, and Thomas S. Murphy, none of whom are our officers or employees. This committee's functions include oversight of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options and other benefits under our employee benefit plans, and general review of our employee compensation policies. In 2000, this committee met 4 times.

     Ethics and Compliance Committee. Members of the ethics and compliance committee are J. Michael Cook (Chairman), Magdalena H. Averhoff, M.D., Glenda A. Hatchett and Frank S. Royal, M.D., none of whom are our officers or employees. This committee's functions include review of matters relating to our ethics and compliance functions and review of the adequacy, scope and results of our ethics and compliance procedures. In 2000, this committee met 5 times.

     Executive Committee. Members of the executive committee are Thomas F. Frist, Jr., M.D., Kent C. Nelson and Frank S. Royal, M.D. This committee has the authority to exercise all of the powers of the full board of directors, with certain exceptions relating to major corporate matters. This committee is available to review with members of management certain areas of our operations and to act when it is impractical to assemble the entire board for a meeting. In 2000, this committee met 1 time.

     Finance and Investments Committee. Members of the finance and investments committee are John H. McArthur (Chairman), T. Michael Long, Thomas S. Murphy and Kent C. Nelson, none of whom are our officers or employees. This committee's functions include review and consideration of matters relating to our financial and investment strategies. In 2000, this committee met 3 times.

     Nominating Committee. Members of the nominating committee are T. Michael Long (Chairman), Magdalena H. Averhoff, M.D., John H. McArthur and Glenda A. Hatchett, none of whom are our officers or employees. This committee considers, investigates and recommends to the board of directors, qualified candidates for election to the board of directors. While this committee did not meet separately in 2000, its members made recommendations regarding qualified nominees as part of regularly scheduled board meetings.

     Our board of directors has adopted a retirement policy for its members. Under the policy, no person may be nominated to a term of office on the board of directors if he or she has attained the age of 72 before the first day of the proposed term of office. An exception to the policy was made with respect to one director in light of his experience and qualifications.

     The board of directors will consider nominees for the board of directors recommended by stockholders if stockholders comply with the advance notice provisions contained in our certificate of incorporation. Directors are selected based on their demonstrated knowledge, experience and ability in their chosen endeavors and, most importantly, based on their ability to represent the interests of all the stockholders. Stockholder recommendations for nominees must include biographical information and the proposed nominee's written consent to nomination. The recommendations must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day public disclosure was made).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors, executive officers and ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission, the New York Stock Exchange and us. We believe that during the 2000 fiscal year, all of our directors and officers complied with the requirements of Section 16, other than David G. Anderson and James A. Fitzgerald, Jr., each of whom inadvertently failed to file timely a report regarding one sale transaction. This belief is based on our review of forms filed or written notice that no reports were required.

CERTAIN LEGAL PROCEEDINGS

     We are currently a party to several stockholder derivative, class action and other lawsuits. The plaintiffs have named several of our current and former directors and executive officers as defendants in the lawsuits. Our Annual Report on Form 10-K for the year ended December 31, 2000 provides more information with respect to these and other legal proceedings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

                 ITEM 2 -- APPROVAL OF THE AMENDED AND RESTATED
                        HCA EMPLOYEE STOCK PURCHASE PLAN

     You are being asked to approve the amended and restated HCA Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by our board of directors on March 22, 2001, subject to stockholder approval. The Plan is an amendment and restatement of HCA's current employee stock purchase plan, which began operation in January 1993. The Plan will be effective as of June 1, 2001, provided it has been approved by our stockholders, and will terminate when all of the shares of HCA common stock reserved for the Plan have been purchased.

     The purpose of the Plan is to provide employees of HCA and its participating subsidiaries the opportunity to share in the prospects of HCA by acquiring or increasing their proprietary interest in HCA through the purchase of options to purchase our common stock. It is our intention that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), which qualify for favorable federal income tax treatment.

     The Plan includes important amendments to HCA's current employee stock purchase plan, such as increasing the number of shares of our common stock that may be issued pursuant to the Plan by 10,000,000 shares. These additional shares, together with the 2,698,000 shares currently authorized and remaining available for issuance under the current employee stock purchase plan, will provide an aggregate of 12,698,000 shares available for issuance. The Plan also amends the current employee stock purchase plan by increasing the category of employees eligible to participate in the Plan. To be eligible under the Plan, an employee must have been employed by HCA or any of its subsidiaries for at least two months and satisfy the other conditions of the Plan. The current employee stock purchase plan limits eligibility to full time or regular part time employees of HCA or any of its participating subsidiaries who have completed three months of employment with HCA or any of its subsidiaries.

     The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit A.

     The Plan permits all eligible employees of HCA and its participating subsidiaries to purchase from us options to purchase HCA common stock. To be eligible, an employee must have been employed by HCA or any of its subsidiaries for at least two months, and satisfy the other conditions noted below. At March 30, 2001, we had approximately 161,000 employees eligible to participate in the Plan.

     The Plan provides that a total of 25,000,000 shares of HCA common stock may be issued pursuant to the Plan. This total number of shares represents the 15,000,000 shares authorized by the current employee stock purchase plan (12,302,000 shares of which have been issued under the current employee stock purchase plan), plus the additional 10,000,000 shares authorized by the proposed amendment. At our election, the shares issued pursuant to the Plan will be either treasury shares or unissued shares.

     The Plan will become effective June 1, 2001 and is subject to termination by the compensation committee of our board of directors. The Plan must be approved by our stockholders. If the Plan is not approved by our stockholders at the annual meeting, the Plan will terminate, leaving the current HCA employee stock purchase plan unchanged.

     The Plan makes shares available for purchase pursuant to two consecutive six-month offering periods each year. One offering period will commence on the first trading day for our common stock on or after June 1 and end on the last trading day of our common stock on or before November 30. The other offering period will commence on the first trading day of the common stock on or after December 1 and end on the last trading day of the common stock on or before May
31. For each six-month offering period, any eligible employee, except as noted below, may participate in such offering under the Plan.

     Employees participate by completing, signing and delivering an authorization form to have a percentage (only in terms of whole percentages) of their base salary (excluding bonuses, overtime, disability payments, commissions and other incentive compensation) up to a maximum of 10% withheld for the purpose of making the purchase of shares of common stock in the respective offering period.

     Effective on the first day of each offering period, as determined at the end of the respective offering period, an employee who has elected to participate is granted an option to purchase a number of whole or fractional shares determined by dividing the total amount of the employee payroll deductions actually made in the offering period by the "option price" per share of common stock. The maximum number of shares for which an option can be granted to a participant with respect to any single offering period is 1,500 shares. The "option price" will be the lesser of (i) 85% of the closing price of the common stock on the New York Stock Exchange as of the commencement date of the offering period or (ii) 85% of the closing price of the common stock on the New York Stock Exchange as of the ending date of the offering period. Payment for shares to be purchased under the Plan will be made by payment of the accumulated payroll deductions actually made by the employee to us.

     No otherwise eligible employee shall be granted an option under the Plan
(i) if, immediately after the grant, the employee would own stock and options possessing 5% or more of the total combined voting power or value of all classes of stock of HCA or (ii) if the grant would cause his or her rights to purchase stock under all of our employee stock purchase plans having a fair market value of $25,000 or more for the calendar year in which such option is outstanding.

     The Plan is administered by the compensation committee of our board of directors. The compensation committee is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the compensation committee in connection with the construction, interpretation, administration or application of the Plan will be final and binding on all participants and all persons claiming under or through any participant.

     The Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally would not recognize income for federal tax purposes of the amount of the initial discount when shares are purchased. If the recipient of shares under the Plan disposes of the shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the common stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize ordinary income in the year of disposition equal to the lesser of (a) 15% of the fair market value of the shares at the grant date or (b) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the exercise date. HCA generally will not be entitled to a tax deduction for compensation expense on account of the original sales to participants, but may be entitled to a deduction if a participant disposes of stock received under the Plan prior to the expiration of the holding periods.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED HCA EMPLOYEE STOCK PURCHASE PLAN.

     ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
                              INDEPENDENT AUDITORS

     The audit committee has recommended, and the board of directors has appointed, Ernst & Young LLP as our independent auditors. The independent auditors will audit our consolidated financial statements for 2001. This appointment is subject to your ratification. If you do not ratify their appointment, the board of directors and the audit committee will reconsider their appointment. Ernst & Young LLP has served as our independent auditors since 1994. Representatives of Ernst & Young LLP will attend our annual meeting. They will have an opportunity to speak and respond to your questions.

     Audit Fees. The aggregate audit fees billed to us by Ernst & Young LLP during 2000 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $3.5 million.

     Financial Information Systems Design and Implementation Fees. No fees were billed to us by Ernst & Young LLP during 2000 for professional services regarding financial information systems design and implementation.

     All Other Fees. The aggregate fees billed to us by Ernst & Young LLP during 2000 for all non-audit services rendered to us, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $15 million. Consulting services comprised $10 million of the total non-audit service fees. Effective May 31, 2000, Ernst & Young LLP sold its consulting services practice to Cap Gemini, an independent public company, and, therefore, will not provide those services any longer.

     The audit committee has considered whether the independent auditors provision of non-audit services to HCA is compatible with the auditors' independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

                        AUDIT COMMITTEE REPORT FOR 2000

     The audit committee reviews HCA's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. HCA's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. A copy of the audit committee charter is attached hereto as Exhibit B and incorporated herein by reference.

     In this context, the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from HCA and its management. The audit committee has considered whether the independent auditors' provision of non-audit services to HCA is compatible with the auditors' independence.

     The audit committee discussed with HCA's internal and independent auditors the overall scope and plans for their respective audits. The audit committee meets with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of HCA's internal controls and the overall quality of HCA's financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in HCA's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

           Carl E. Reichardt (Chairman)
           Martin Feldstein
           Frederick W. Gluck

     The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

                            ITEM 4 -- OTHER MATTERS

     We do not know of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the board of directors on any other matters properly brought before the annual meeting. Discretionary authority for them to do so is contained in the proxy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers based on salary and bonus earned during 2000 (named executive officers).

                                                                                         LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION                        AWARDS
                                            ----------------------------------------   --------------------------
                                                                           OTHER                      SECURITIES
                                                                           ANNUAL       RESTRICTED    UNDERLYING     ALL OTHER
            NAME AND PRINCIPAL              FISCAL    SALARY    BONUS   COMPENSATION   STOCK AWARDS    OPTIONS/      COMPENSA-
                POSITIONS                    YEAR     ($)(1)     ($)       ($)(2)         ($)(3)      SARS (#)(4)   TION ($)(5)
            ------------------              ------   --------   -----   ------------   ------------   -----------   ------------
Thomas F. Frist, Jr, M.D.(6)(7)              2000    $  2,418    --       $  9,940       $ 14,896            --       $15,359
Chairman and Chief                           1999    $  2,223    --       $ 15,957             --            --       $14,407
Executive Officer                            1998    $  2,223    --       $ 21,548             --            --       $ 1,424
Jack O. Bovender, Jr.(8)                     2000    $812,527    --             --       $793,678            --       $16,343
President and                                1999    $750,006    --             --       $533,344       420,660       $15,345
Chief Operating Officer                      1998    $791,667    --             --       $277,764            --       $   763
Robert A. Waterman                           2000    $500,002    --             --       $384,214            --       $ 6,786
Senior Vice President and                    1999    $468,750    --             --       $286,460       315,495       $ 6,367
General Counsel                              1998    $494,792    --             --       $173,592            --       $ 6,461
Richard M. Bracken                           2000    $497,509    --             --       $404,920            --       $15,024
President -- Western Group                   1999    $453,759    --       $107,018       $277,288       262,912       $14,108
                                             1998    $478,958    --       $ 97,861       $168,050            --       $14,261
Jay Grinney                                  2000    $497,509    --             --       $389,780            --       $12,671
President -- Eastern Group                   1999    $453,759    --       $ 75,338       $277,288       262,912       $11,896
                                             1998    $478,958    --             --       $168,050            --       $ 9,448

---------------

(1) Salary amounts do not include the value of restricted stock awards granted pursuant to our Amended and Restated 1995 Management Stock Purchase Plan in lieu of a portion of annual salary or shares received pursuant to our Performance Equity Incentive Plan. Such awards are included in the Restricted Stock Awards column.
(2) Except as noted in the table, perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer. Other annual compensation for Dr. Frist during 2000 represents personal use of corporate aircraft.
(3) Restricted Stock Awards include the following:

     - Shares of HCA Common Stock awarded pursuant to the Management Stock Purchase Plan. Pursuant to our Amended and Restated Management Stock Purchase Plan officers may elect to receive restricted shares in lieu of up to 25% of base salary purchased at a 25% discount from the average market price of the stock during the deferral period. With respect to shares issued pursuant to the plan in lieu of a portion of annual salary, amounts in the table represent the dollar value of the shares based on the average of the closing prices per share of HCA stock during the two semi-annual deferral periods. With respect to the first semi-annual deferral period in 2000, Messrs. Bovender, Waterman, Bracken and Grinney received 6,663, 4,112, 4,070 and 4,070 shares, respectively, at the average closing price of $26.682 for a total of $177,782, $109,716, $108,596 and $108,596, respectively. With respect to the second semi-annual deferral period in 2000, Messrs. Bovender, Waterman, Bracken and Grinney received 4,917, 3,018, 3,018 and 3,018 shares, respectively, at the average closing price of $37.275 for a total of $183,281, $112,496, $112,496 and $112,496, respectively. Subject to certain exceptions, the restrictions on the shares lapse three years after the grant date.

     - Shares of HCA Common Stock awarded pursuant to the Company's Performance Equity Incentive Plan. 2000 amounts include restricted shares of HCA common stock awarded pursuant to the Performance Equity Incentive Plan based on the closing price per share on the date of grant ($20.00). Pursuant to the plan, Messrs. Bovender, Waterman, Bracken and Grinney were awarded 21,000, 8,007,

       9,075 and 8,318 restricted shares with a value as of the grant date of $420,000, $160,140, $181,500 and $166,360, respectively. Subject to certain exceptions, the restrictions lapse on 50% of the shares each year over the two years following the grant.

     - Shares of OneSource Med, Inc. Common Stock. 2000 amounts include restricted shares of OneSource Med common stock awarded pursuant to the 2000 Incentive and Retention Plan based on an independent third party valuation of $9.31 per share as of the date of grant. Based on the foregoing valuation, the shares held by Dr. Frist and Messrs. Bovender, Waterman, Bracken and Grinney had a net pre-tax value as of the grant date of $14,896, $12,615, $1,862, $2,328 and $2,328, respectively. The restrictions on the shares lapse 25% per year over the four years following the grant.

     As of December 31, 2000, Messrs. Bovender, Waterman, Bracken and Grinney held an aggregate of 63,504, 33,148, 33,651 and 35,114 shares of restricted HCA common stock, respectively. Pursuant to SEC rules, after deducting the consideration paid therefore, the shares held by Messrs. Bovender, Waterman, Bracken and Grinney had a net pre-tax value as of December 31, 2000 of $2,065,691, $1,005,737, $1,036,707 and $1,051,965, respectively.
     Dividends will be payable on shares of restricted HCA common stock if and to the extent paid on HCA's common stock generally, regardless of whether or not the shares are vested. The amounts presented do not include shares awarded in March 2001 pursuant to the Performance Equity Incentive Plan. As of December 31, 2000, Dr. Frist and Messrs. Bovender, Waterman, Bracken and Grinney held an aggregate of 1,600, 1,355, 200, 250 and 250 shares of restricted OneSource Med common stock, respectively. There is no public market for the shares. Dividends will be payable on such shares of restricted OneSource Med common stock if and to the extent paid on OneSource Med's common stock generally.
(4) Represents options to acquire shares of our common stock.
(5) Consists of contributions to our Savings and Investment Plan, Money Purchase Plan and Stock Bonus Plan.
(6) Dr. Frist's salary covers the cost of benefits only. Otherwise he elected to serve without salary and bonus.
(7) On January 8, 2001, Dr. Frist stepped down as our Chief Executive Officer, but continues to serve as an executive officer and is Chairman of the board of directors.
(8) On January 8, 2001, Mr. Bovender was appointed our Chief Executive Officer.

OPTION GRANTS DURING 2000

     No options were granted to the named executive officers during 2000.

AGGREGATE OPTION EXERCISES DURING 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options to purchase common stock of HCA and two of its former subsidiaries, LifePoint Hospitals, Inc. and Triad Hospitals, Inc., exercised by the named executive officers during the 2000 fiscal year, and the number and value of options held at fiscal year end. No options to purchase HCA common stock were exercised by the named executive officers during 2000. We have not issued stock appreciation rights or warrants to our executive officers.

                                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                                    UNDERLYING UNEXERCISED         THE-MONEY OPTIONS/SARS
                                                                       OPTIONS/SARS (#)           AT FISCAL YEAR-END ($)(1)
                            SHARES ACQUIRED        VALUE         ----------------------------   -----------------------------
          NAME             ON EXERCISE (#)(2)   REALIZED ($)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
          ----             ------------------   ------------     -----------    -------------   -----------     -------------
Thomas F. Frist, Jr.,
  M.D. ..................            --                  --         311,012(3)      18,750      $6,514,436(4)    $   153,623
Jack O. Bovender, Jr.....       100,000(5)       $1,563,543(6)      355,165        565,495      $7,130,033       $12,786,648
Robert A. Waterman.......        50,000(7)       $  800,063(8)      253,873        411,622      $5,132,418       $ 9,374,920
Richard M. Bracken.......        58,494(9)       $1,075,890(10)     297,768        349,059      $5,708,073       $ 7,637,375
Jay Grinney..............        25,000(11)      $  627,170(12)     347,800(13)    381,247      $5,969,156(14)   $ 7,843,353

---------------

 (1) The closing prices for the HCA common stock, the LifePoint common stock and the Triad common stock as reported by the New York Stock Exchange on December 29, 2000, the last trading day of the year, was $44.01, $50.125 and $32.5625, respectively. Value is calculated on the basis of the difference between the closing price and the option exercise price multiplied by the number of shares of common stock underlying the option.
 (2) The named executive officers did not exercise any options to purchase HCA common stock during 2000.
 (3) Represents 286,936 shares of HCA common stock, 12,038 shares of LifePoint common stock and 12,038 shares of Triad common stock.
 (4) Represents $5,785,918 of unexercised in-the-money options with respect to HCA common stock, $471,615 of unexercised in-the-money options with respect to LifePoint common stock and $256,903 of unexercised in-the-money options with respect to Triad common stock.
 (5) Represents 50,000 shares of LifePoint common stock and 50,000 shares of Triad common stock.
 (6) Represents $856,231 and $707,312 realized with respect to the exercise of LifePoint and Triad options, respectively.
 (7) Represents 25,000 shares of LifePoint common stock and 25,000 shares of Triad common stock.
 (8) Represents $434,438 and $365,625 realized with respect to the exercise of LifePoint and Triad options, respectively.
 (9) Represents 29,247 shares of LifePoint common stock and 29,247 shares of Triad common stock.
(10) Represents $555,327 and $520,563 realized with respect to the exercise of LifePoint and Triad options, respectively.
(11) Represents 25,000 shares of LifePoint common stock.
(12) Represents $627,170 realized with respect to the exercise of LifePoint options.
(13) Represents 313,944 shares of HCA common stock, 4,428 shares of LifePoint common stock and 29,428 shares of Triad common stock.
(14) Represents $5,215,620 of unexercised in-the-money options with respect to HCA common stock, $153,229 of unexercised in-the-money options with respect to LifePoint common stock and $600,307 unexercised in-the-money options with respect to Triad common stock.

DIRECTORS' COMPENSATION

     Under the HCA - The Healthcare Company Outside Directors Stock and Incentive Plan, established in 1998, our outside directors (those directors who are not our officers or employees) could choose to receive an annual retainer of $40,000 payable in restricted stock that vests one year from the date of the grant or to receive a five-year retainer of $200,000 in restricted stock units that vest annually over a five-year period at a rate of 20% per year. In May 1998, pursuant to the plan, we granted outside directors stock options (exercisable at the shares' fair market value on the date of the grant) having an aggregate exercise price equal to 12.5 times the annual retainer. This grant vests annually over a five-year period at a rate of 20% per year, commencing on the date of the grant. Pursuant to the terms of the plan, directors joining the board after 1998 could choose to receive the annual $40,000 restricted stock grant or a prorated restricted share unit award, plus a prorated option allocation under the five-year plan. In 2000, the board meeting fee was $1,200 per meeting. Committee chairpersons received $1,200 per committee meeting, and other committee members received $1,000 per committee meeting. Committee fees are payable only for attendance at committee meetings not held in conjunction with a meeting of the board of directors. Additionally, we reimbursed directors for expenses incurred relating to attendance at meetings. Effective in 1997, we matched charitable contributions by directors up to an aggregate $15,000 annually. Directors are also eligible to receive awards under the HCA - The Healthcare Company 2000 Equity Incentive Plan. Employee directors are not eligible for any additional compensation for service on the board or its committees.

     In light of Glenda A. Hatchett's anticipated service to the board of directors and the opportunities previously afforded to our other directors, Ms. Hatchett, who joined the board of directors last year, was granted options to purchase 6,250 shares of the common stock of BNA Associates, Inc. at an exercise price of $6.50 per share on February 24, 2000. The options vest in four equal annual installments, with the first installment vesting on February 24, 2001. The options have a ten-year term.

                        COMPENSATION COMMITTEE REPORT ON
                        EXECUTIVE COMPENSATION FOR 2000

     The compensation committee of the board of directors oversees decisions on compensation for the company's executives. Each member of the compensation committee is a non-employee director. No member of the compensation committee is a current or former employee or officer of the company or any of its affiliates. Responsibilities of the compensation committee include review of compensation plans and approval of compensation arrangements for executive management, grants of options and other benefits under employee benefit plans and general oversight of employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by our compensation committee.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     We believe the most effective executive compensation program aligns the interests of the company, its stockholders and executives. The company's primary objective is to provide the highest quality health care while enhancing long-term shareholder value. We are committed to a strong, positive link between strategic business goals and compensation and benefit goals. Generally, there are no contractual agreements of employment with executive officers, and executive officers receive limited perquisites. The executive compensation program is consistent with the overall compensation philosophy for all management levels.

COMPENSATION PROGRAM

  Cash Compensation

     The base salaries of the named executive officers are listed in the Summary Compensation Table found under "Executive Compensation" in this Proxy Statement. These salaries and the salaries of other executive officers are evaluated annually. In determining appropriate salary levels and salary increases, the committee considers level of responsibility, individual performance, internal equity and external pay practices. Beginning in 1998, the company eliminated annual cash bonuses. Accordingly, executive officer base salaries are targeted at the median cash compensation (i.e., base salary and annual incentive) paid by "general industry" companies based on information provided to the Committee from an unrelated consultant. Because of the company's size relative to other health care companies, including those in the Standard & Poor's Hospital Management Index (see the performance graph on page 21), the Committee believes that a broad group of general industry companies is a better barometer for executive compensation than a narrow group of smaller health care companies.

  Equity-Based Compensation

     Equity-based compensation is provided in the form of non-qualified stock options and restricted shares of common stock. Stock option grants provide an incentive that focuses the executive's attention on managing the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our stockholders. Specifically, the option grants to executive officers provide the right to purchase shares of common stock at their fair market value on the date of the grant. Usually, stock options become vested and exercisable over a period of time. The number of shares covered by each grant reflects the committee's assessment of the executive's level of responsibility and past and anticipated contributions. No such grants were made to executive officers in 2000 because a multi-year grant was awarded in the spring of 1999.

     Executives, including named executive officers other than Dr. Frist, also have an annual opportunity to earn restricted shares of common stock under our Performance Equity Plan ("PEP") based on individual performance and the achievement of annual financial goals. For 2000, financial performance was based on earnings before interest, taxes, depreciation and amortization ("EBITDA"). For executive officers with company-wide responsibilities, this was company EBITDA, and for executive officers with group responsibilities, this was group EBITDA. 2000 EBITDA goals were met by all but one group. Actual PEP awards for

2000 reflect this performance. To encourage continued focus on the longer term, PEP awards vest over a two-year period at 50% per year.

     Finally, officers may elect to receive up to 25% of their base salary in restricted shares of common stock under our Management Stock Purchase Plan. These restricted shares are granted at a 25% discount. The purpose of this plan is to encourage long-term focus. The restricted period is generally three years from the date of grant. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

CHIEF EXECUTIVE OFFICER COMPENSATION

     From the time that he assumed the responsibilities of Chairman of the Board and Chief Executive Officer in July 1997 until the time that he stepped down as CEO in January 2001, Dr. Frist did not accept any salary for his services as CEO or fees for his services as a director, nor did he participate in any incentive compensation programs, other than with respect to the award of restricted shares of OneSource Med, Inc. pursuant to the terms of the 2000 Incentive and Retention Plan. While we firmly believe that the value of Dr. Frist's services has been extraordinary, we nevertheless respect his decision.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

     Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and the four most highly paid other executive officers in excess of $1 million per year per executive is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as company and individual performance, executive officer nonperformance-based compensation may exceed $1 million in a given year.

     The foregoing report is submitted by the members of the 2000 compensation committee of the board of directors whose members were as follows:

               Frank S. Royal, M.D. (Chairman)
               J. Michael Cook
               Frederick W. Gluck
               Thomas S. Murphy

     The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

     Our employment agreement with Mr. Waterman provides that if he is terminated without cause, we will pay him severance equal to one year's salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee were responsible for determining executive compensation and stock option grants to executive officers. During 2000, the following directors served on the compensation committee: Frank S. Royal, M.D., J. Michael Cook, Frederick W. Gluck and Thomas S. Murphy. Thomas F. Frist, Jr., M.D., our Chairman, submitted recommendations to the compensation committee concerning executive officer compensation for 2000, but did not participate in deliberations regarding the compensation of such officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, HCA completed the sale of 116 medical office buildings to Medcap Properties, LLC. HCA received approximately $250 million and a minority interest in Medcap. As part of the sale, the company agreed to guarantee a certain level of net operating income to Medcap. Charles A. Elcan, the Chief Manager and a member of the board of governors of Medcap, purchased 14,836 Class A units representing 13.9% of the equity interests in Medcap from the company for approximately $14.8 million on the same basis as the unaffiliated third party lead investor. Mr. Elcan also acquired 3,204 Class A units and 370 Class C units representing in the aggregate approximately 3.0% of the equity interests in Medcap for, among other things, cash in the amount of approximately $1.7 million pursuant to an equity match incentive compensation arrangement offered to Medcap's management members. The 1,704 Class A units issued as the equity match vest ratably over three years, while the Class C units vest ratably over four years. The holders of Class C units have the right to receive distributions based upon Medcap's achievement of prescribed performance levels. Medcap made a loan to Mr. Elcan in the aggregate principal amount of $204,000 on the same terms as loans made to other members of Medcap's management. This full recourse loan has a five year term, bears interest at a rate of 6.01% per annum and is secured by Mr. Elcan's equity interests in Medcap. The largest outstanding balance of the loan during 2000 and the outstanding balance as of December 31, 2000 were $205,061 and $205,061, respectively. During 2000, Medcap received lease payments in the amount of $7.9 million from the company for hospital occupied space in Medcap's medical office buildings pursuant to leases negotiated at arms' length which the company believes are on terms no less favorable to the company than could have been obtained from unaffiliated third parties. Mr. Elcan is the son-in-law of Dr. Frist, HCA's Chairman.

COMPANY STOCK PERFORMANCE

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph below compares the cumulative total stockholder return on our common stock for the past five years, with the cumulative total return of companies on the Standard & Poor's 500 Index (S&P 500 Index) and the Standard & Poor's Hospital Management Index (Hospital Index) over the same period (assuming the investment of $100 in our common stock, the S&P 500 Index and the Hospital Index on December 31, 1995 and reinvestment of all dividends).

                          HCA - THE HEALTHCARE COMPANY

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                           HCA                    S&P 500 INDEX            S&P HOSPITAL INDEX
                                                           ---                    -------------            ------------------
1995                                                         100                         100                         100
1996                                                     120.717                      122.96                      117.53
1997                                                     87.9727                     163.983                     102.682
1998                                                     73.7267                     210.844                     84.4315
1999                                                     87.6376                     255.215                     95.1491
2000                                                     131.908                     231.977                     154.566

                              GENERAL INFORMATION

ANNUAL REPORT

     Our 2000 annual report to stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

ADDITIONAL INFORMATION

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2000, excluding certain of the exhibits thereto, may be obtained without charge by writing to HCA, Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203.

                                   By Order of the Board of Directors,

                                   John M. Franck II
                                   Vice President and Corporate Secretary
Nashville, Tennessee
April 16, 2001

                                                                       EXHIBIT A

                                                         AS AMENDED AND RESTATED
                                                          EFFECTIVE JUNE 1, 2001

                        HCA EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1.  PURPOSE

     The HCA Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of HCA - The Healthcare Company (the "Company") and Participating Subsidiaries so that they may share in the prospects of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code, as amended, which qualify for favorable Federal income tax treatment. The Plan is intended to comply with the provisions of Section 423 of the Code, including the requirement of Section 423(b)(5) of the Code that all employees granted options to purchase Common Stock under the Plan have the same rights and privileges with respect to such options.

ARTICLE 2.  ELIGIBLE EMPLOYEES

     All employees of the Company or any of its Participating Subsidiaries who have completed two months of employment (as determined in accordance with Section 1.421-7(h)(2) of the Treasury Regulations) with the Company or any of its Subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock. Persons who have been so employed for two months or more on the Commencement Date of a Payment Period shall receive their options as of the first business day of such Payment Period. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

ARTICLE 3.  STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock of the Company that may be issued pursuant to the Plan is 25,000,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares.

ARTICLE 4.  PAYMENT PERIODS AND STOCK OPTIONS

     The six-month periods, December 1 to May 31 and June 1 to November 30, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

     Two times each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last business day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Company reserved for the purpose of the Plan which equals the number of whole or fractional shares whose purchase price does not exceed 10% of the employee's Covered Compensation during the Payment Period divided by the price as determined below, subject to the limitations set forth below, on condition that such employee remains eligible to participate in the Plan as provided herein. The participant shall be entitled to exercise such options as granted only to the extent of his or her accumulated payroll deductions through the last month of a Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the Closing Market Price of the Company's Common Stock on the first business day of the Payment Period, or (ii) 85% of the Closing Market Price of the Company's Common Stock on the last business day of the Payment Period.

     For purposes of this Plan, the term "business day" means a day on which there is trading in the Company's Common Stock on the New York Stock Exchange, or any other exchange upon which the Company's Common Stock is then traded.

     No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     Subject to the other limits of the Plan, the maximum number of shares of Common Stock which may be purchased by any participant for a Payment Period shall be 1,500 shares.

ARTICLE 5.  EXERCISE OF OPTION

     Each eligible employee who continues to be a participant in the Plan on the date that is five business days prior to the third Friday of the last month of a Payment Period shall be deemed to have irrevocably stated his or her intention to exercise his or her option on the last business day of such Payment Period and shall be deemed to have purchased from the Company the number of such whole or fractional shares of Common Stock reserved for the purposes of the Plan as his or her accumulated payroll deductions during such Payment Period will pay for at such option price. If a participant is not an employee on the date that is five business days prior to the third Friday of the last month of a Payment Period, he or she shall not be entitled to exercise his or her option.

ARTICLE 6.  AUTHORIZATION FOR ENTERING PLAN

     An employee may enter the Plan by filling out, signing and delivering to the Company's Human Resources Department an Authorization in the form and manner satisfactory to the Company:

     A. stating the whole percentage of Covered Compensation to be deducted regularly from his or her pay; and

     B. authorizing the purchase of stock for him or her in each Payment Period in accordance with the terms of the Plan.

     Such Authorization must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

     The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid on such amounts.

ARTICLE 7.  AMOUNT OF PAYROLL DEDUCTIONS

     An employee may authorize payroll deductions in a whole percentage amount not less than 1% but not more than 10% of his or her Covered Compensation received during the Payment Period.

ARTICLE 8.  CHANGE IN PAYROLL DEDUCTIONS

     Payroll deductions may be increased or decreased only at the beginning of a Payment Period. A new Authorization will be required and must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

     Once each Payment Period a participant may cease making contributions by delivering an Authorization to the Company's Human Resources Department no later than five business days prior to the third Friday of the last month of the Payment Period. Unless the participant who ceases contributions also withdraws from the Plan pursuant to Article 9 or terminates employment pursuant to Article 13, contributions accumulated during such Payment Period will be applied to the purchase of Common Stock. The participant shall be eligible to recommence contributions on the Commencement Date for the next Payment Period.

ARTICLE 9.  WITHDRAWAL FROM THE PLAN

     An employee may withdraw from the Plan, in whole but not in part, at any time by delivering an Authorization to the Company's Human Resources Department indicating such employee's intent to withdraw. If such Authorization is received at least five business days prior to the third Friday of the last month of a Payment Period, the Company will promptly refund the entire balance of the Participant's contributions accumulated during such Payment Period. If contributions are withdrawn in this manner, further contributions during that Payment Period will be discontinued in the same manner as provided in Article 8, and the participant shall become eligible to recommence contributions on the next Commencement Date. If an employee's Authorization is received after the date which is five days prior to the third Friday of the last month of the Payment Period, but before the end of a Payment Period, contributions will be stopped as soon as practicable and contributions accumulated during such Payment Period will be applied to the purchase of Common Stock.

     An employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he or she must file a new Authorization by the third Friday of the last month of a Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his or her withdrawal.

ARTICLE 10.  ESTABLISHMENT OF BROKERAGE ACCOUNT

     By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm to be approved by the Committee or the Company.

ARTICLE 11.  ISSUANCE OF STOCK; FRACTIONAL SHARES

     Stock purchased under the Plan will be held in an account in the name of the employee, or if his or her Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state law. Certificates will be issued, at the employee's request and expense, only for whole numbers of shares. Fractional interests in shares will be carried forward in an employee's account until such time as they equal one full share, or until the termination of an employee's brokerage account, whereupon an amount equal to the value of such fractional interest shall be paid in cash to the employee.

ARTICLE 12.  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

     An employee's rights under the Plan are the employee's alone and may not be transferred, assigned to or availed of by any other person. Any option granted to an employee may be exercised only by him or her.

ARTICLE 13.  TERMINATION OF EMPLOYEE'S RIGHTS

     Any employee whose employment with the Company (including any Participating Subsidiary) is terminated during the Payment Period because of retirement, discharge, death or for any other reason shall cease being a participant immediately and shall have no further rights under the Plan. The balance of that participant's contributions shall be refunded to such participant as soon as practical after his or her termination and the option granted to such participant shall be null and void. Notwithstanding the foregoing, if the participant's employment is terminated after the date that is five business days prior to the third Friday of the last month of the Payment Period, the participant's option for that Payment Period shall be valid and his or her contributions shall be applied to the purchase of Common Stock, but such participant shall have no rights during the following Payment Period.

     If an employee's payroll deductions are interrupted by any legal process, the employee will be treated as if he or she terminated employment on the date that the interruption occurs.

     An employee who is transferred to a Subsidiary or other affiliate of the Company which is not a Participating Subsidiary shall either cease making contributions to the Plan and have contributions accumu-lated during the Payment Period applied to purchase Common Stock, as provided in
Article 8, or withdraw from the Plan, as provided in Article 9.

ARTICLE 14.  TERMINATION AND AMENDMENTS TO THE PLAN

     The Plan may be terminated at any time by the Committee. It will terminate in any case when all of the shares of Common Stock reserved pursuant to Article 3 have been purchased. If at any time shares of stock reserved pursuant to
Article 3 remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their respective contributions for the Payment Period and the Plan shall then terminate. Upon such termination or any other termination of the Plan, all contributions not used to purchase stock will be refunded.

     The Committee also reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (a) except as provided in Article 21 increase the number of shares of Common Stock to be offered above or (b) change the class of employees eligible to receive options under the Plan.

ARTICLE 15.  LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

     The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain federal income tax requirements, each employee will agree by entering the Plan, to give the Company prompt written notice of any such stock disposed of within (i) two years after the date of grant of the applicable option or (ii) one year after the transfer of such stock to such employee showing the number of such shares disposed. An appropriate legend requiring such notice shall be placed on the certificates of Common Stock issued hereunder. The employee assumes the risk of any market fluctuations in the price of such stock.

ARTICLE 16.  COMPANY'S PAYMENT OF EXPENSES RELATED TO THE PLAN

     The Company will bear the costs of administering and carrying out the Plan.

ARTICLE 17.  PARTICIPATING SUBSIDIARIES

     If the stock of a United States corporation is acquired by the Company or a Participating Subsidiary so that the acquired corporation becomes a Subsidiary, or if a United States Subsidiary is created, the United States Subsidiary in either case shall automatically become a Participating Subsidiary and its employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. In the case of an acquisition, credit shall be given to employees of the acquired Subsidiary for service with such corporation prior to the acquisition for purposes of satisfying the requirement of Article 2 of two months continuous employment. Notwithstanding the foregoing, the Committee may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a Participating Subsidiary, (ii) specify that the acquired or newly created Subsidiary will become a Participating Subsidiary on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

     If the stock of a foreign corporation is acquired by the Company or a Participating Subsidiary so that the acquired corporation becomes a foreign Subsidiary, or if a foreign Subsidiary is created, the foreign Subsidiary in either case shall become a Participating Subsidiary only if it is designated by the Committee to participate in the Plan.

     For the purpose of determining the Participating Subsidiaries on the Effective Date, all Subsidiaries of the Company shall be deemed to have been acquired on the Effective Date and the rules set forth in this Article 17 shall be applied to such Subsidiaries as of the Effective Date.

ARTICLE 18.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

ARTICLE 19.  OPTIONEES NOT STOCKHOLDERS

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee the owner of the shares covered by an option until such shares have been purchased by him or her.

ARTICLE 20.  APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21.  CHANGES IN CAPITAL

     If the Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, spinoff, combination of shares, recapitalization, merger, consolidation or other corporate reorganization or change in corporate structure, the number and kind of shares subject to this Plan, the Option Price and the maximum number of shares which may be purchased for any Payment Period shall be appropriately and equitably adjusted by the Committee to reflect the change in capitalization of the Company. The existence of the Plan or options hereunder shall not in any way prevent any transaction described herein and no holder of an option shall have the right to prevent such transaction.

ARTICLE 22.  COMPANY'S RIGHTS

     The rights and powers of the Company or any Participating Subsidiary shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of the Company or any Participating Subsidiary to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

ARTICLE 23.  LIMIT ON LIABILITY

     No liability whatsoever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Participating Subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therein, and any and all liabilities of any and all rights and claims against the Company, a Participating Subsidiary, or any shareholder, officer or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Article 23 of any right which is not susceptible to advance waiver under applicable law.

ARTICLE 24.  APPROVAL OF STOCKHOLDERS

     The Plan became effective upon approval of the Company's stockholders at the Annual Meeting of Stockholders in May 1993. The Plan began operation on January 1, 1993. This amendment and restatement of the Plan was adopted on March 22, 2001, effective June 1, 2001, subject to approval of the Company's stockholders at the Annual Meeting of Stockholders on May 24, 2001.

                                   APPENDIX A

                                  DEFINITIONS

     As used in this Plan, the following words and phrases shall have the meanings specified below:

     1. Authorization. A form submitted by an employee to the Company's Human Resources Department which (i) authorizes payroll deductions as provided in
Article 7 or Article 8, (ii) authorizes the cessation of payroll deductions as provided in Article 8, or (iii) states the intent of the employee to withdraw from the Plan as provided in Article 9.

     2. Board of Directors. The Board of Directors of HCA - The Healthcare Company.

     3. Closing Market Price. The closing price of the Common Stock as reported in the consolidated trading of the New York Stock Exchange listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the New York Stock Exchange, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Committee.

     4. Code.  The Internal Revenue Code of 1986, as amended from time to time.

     5. Commencement Date.  The first day of each Payment Period.

     6. Committee. The Compensation Committee of the Board of Directors or whatever other committee may be delegated by the Board of Directors the authority to administer the Plan.

     7. Common Stock. Those shares of common stock of the Company which are reserved pursuant to Article 3 for issuance upon the exercise of options granted under this Plan.

     8. Covered Compensation. Amounts paid to a participant constituting base compensation for services including shift or other regular compensatory premiums, and payments in substitution for base pay such as vacation, holiday, and sick pay, but not including overtime, bonuses or short-term or long-term disability payments. Covered Compensation shall not include any distributions from a plan of deferred compensation, any income realized with respect to a stock option or with respect to the grant of shares of stock (including income realized when any such shares become freely transferable or are no longer subject to a substantial risk of forfeiture). Covered Compensation shall include elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code, and elective deferrals to a nonqualified deferred compensation plan.

     9. Effective Date.  June 1, 2001.

     10. Option Price. The price per share of Common Stock to be charged to participants for each Payment Period as provided in Article 4.

     11. Participating Subsidiary. A Subsidiary whose employees are eligible to participate in the Plan as provided in Article 17.

     12. Payment Period. Successive periods of six (6) months (i) commencing on June 1 and ending on November 30 and (ii) commencing on December 1 and ending on May 31.

     13. Plan.  The HCA Employee Stock Purchase Plan, as amended and restated.

     14. Subsidiary. Any United States or foreign corporation (other than the Company) in an unbroken chain of corporations beginning with HCA - The Healthcare Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                                                       EXHIBIT B

                          HCA - THE HEALTHCARE COMPANY
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the Company's financial reports and other financial information, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Committee shall provide a forum for communication among the outside auditors, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board.

     In discharging its oversight role, the Committee is authorized to investigate any matter with full access to all books, records, facilities and personnel of the Company and the authority to retain outside counsel, auditors or other experts or consultants for this purpose.

     The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Corporate Governance Standards of the New York Stock Exchange.

     Accordingly, as determined by the Board, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's duty is one of oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, including the internal audit department, as well as its outside auditors, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the outside auditors or to ensure compliance with laws and regulations or the Company's Code of Conduct.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review and discuss with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall discuss with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90, as may be modified or supplemented. Based on such review and discussion, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     - The Committee, as a whole or through the Committee Chair, shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and discuss with the outside auditors the matters required to be discussed by SAS No. 61 and No. 90, as may be modified or supplemented; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management, the internal audit department and the outside auditors the quality and adequacy of the Company's internal controls. Also, the Committee shall receive reports from the Senior Officer in charge of the Company's internal audit department and review the internal audit plan at least annually.

     - The Committee shall:

        - receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented;

        - discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors' objectivity and independence;

        - consider whether the provision of the non-audit services by the outside auditors is compatible with maintaining the outside auditors' independence; and

        - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditors. The outside auditors for the Company are ultimately accountable to the Board and the Committee.

     - The Committee shall, at least annually, meet with the Senior Officer with oversight of the Company's ethics, compliance and corporate responsibility programs for a report on the Company's ethics and compliance programs, including a review of any significant issues that may affect the financial reporting process and internal control systems of the Company.(1)
---------------

(1) The Board has a separate Ethics, Compliance and Corporate Responsibility Committee. The primary duties of that Committee are to assist the Board in fulfilling its responsibilities relating to the Company's compliance with applicable laws, regulatory standards, industry guidelines, the Company Code of Conduct, and various Company policies and procedures.

                                                                      APPENDIX A

                         HCA - THE HEALTHCARE COMPANY

   This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 24, 2001. The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of HCA - The Healthcare Company to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 24, 2001 beginning at 1:30 p.m., Central Daylight Time, and the Proxy Statement and (2) appoints Jack O. Bovender, Jr., Robert A. Waterman and John M. Franck II, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of the Company that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof.
   The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
   If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
   Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

                                                              ------------------------------------------------
                                                              Signature
                                                              ------------------------------------------------
                                                              Signature

                                                              Date:                                                , 2001
                                                                     --------------------------------------
                                                              Please date this proxy and sign your name exactly as it
                                                              appears on this form. Where there is more than one owner,
                                                              each should sign. When signing as an attorney,
                                                              administrator, executor, guardian, or trustee, please add
                                                              your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a
                                                              partnership, please sign in partnership name by an
                                                              authorized person.

                         HCA - THE HEALTHCARE COMPANY

   THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS

   Nominees:

 (01) Magdalena H. Averhoff, M.D.  (02) Jack O. Bovender, Jr.  (03) J. Michael Cook     (04) Martin Feldstein
 (05) Thomas F. Frist, Jr., M.D.   (06) Frederick W. Gluck     (07) Glenda A. Hatchett  (08) T. Michael Long
 (09) John H. McArthur             (10) Thomas S. Murphy       (11) Kent C. Nelson      (12) Carl E. Reichardt
 (13) Frank S. Royal, M.D.         (14) Harold T. Shapiro

[ ] FOR all nominees listed above (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                      THAT NOMINEE'S NAME OR NUMBER BELOW:

--------------------------------------------------------------------------------

2. APPROVAL OF THE AMENDED AND RESTATED HCA EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED IN THE PROXY STATEMENT.

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS, AS DESCRIBED IN THE PROXY STATEMENT.

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

       IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.